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                           AGENCY AND SALES AGREEMENT

      AGENCY AND SALES AGREEMENT dated as of October 1, 1996 by and between Sun Hill Industries, Inc., a Connecticut corporation having its principal place of business located at 48 Union Street, Stamford, Connecticut (hereinafter referred
to as "Sun Hill") and             , a             Corporation, having its
principal place of business located at                 (hereinafter referred to
as "      ").

                              W I T N E S S E T H:

      WHEREAS, Sun Hill sells proprietary and other seasonal products for Easter, Halloween, Christmas and summer (collectively, "Seasonal Products") to the major chain stores in the United States and Canada, and

      WHEREAS,        maintains a well-established trading company office and
showroom in           and can serve as a source of supply in Asia for additional
Seasonal Products for Sun Hill's product lines.

      WHEREAS,        and Sun Hill desire to enter into a mutually beneficial
arrangement whereby they each can promote and sell the other's Seasonal Products on the terms and conditions herein contained.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereby agree as follows:

      1. Sale of Seasonal Products; Term; Exclusivity and Exceptions. (a)
shall sell to Sun Hill and Sun Hill shall purchase from        such Seasonal
Products as Sun Hill shall request from time to time of the type, kind and variety as listed on Exhibit A hereto (collectively hereinafter referred to as the "Agreement Products") for Sun Hill's sale in
                                                    (hereinafter, the
"Territory") for the period commencing on the date hereof and ending on
         (hereinafter, the "Term"); provided, however, that the Term shall
automatically be renewed for successive             month periods (each, a
"Renewal Period") unless Sun Hill, within thirty (30) days of the expiration of
the Term or any Renewal Period, as the case may be, provides        with a
written notice of its election not to renew this Agreement.

            (b) agrees that it will not, directly or indirectly through third parties, make any other sale of the Agreement Products (or any other products which can be logically categorized as Seasonal Products) to or for the
Territory during the Term or any Renewal Period.        shall sell the Agreement
Products to the Territory exclusively through Sun Hill. Notwithstanding the
foregoing,        shall be permitted to service customers in the Territory both directly and indirectly through third parties with respect to its distribution and sale of products that do not qualify as Seasonal Products.

            (c) shall, both directly and indirectly through third parties, also be permitted to sell Seasonal Products and other products outside of the Territory, provided,



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however, that if any of such sales comprise Seasonal Products that are a part of
Sun Hill's Seasonal Product lines, or are otherwise proprietary to Sun Hill, shall pay a sales royalty to Sun Hill equal to % of the Net Sales of any such Seasonal Product. For purposes of this Section, "Net Sales" shall mean gross sales of such Seasonal Product, less returns. Notwithstanding the foregoing, Sun Hill shall not be obligated to promote sales of its Seasonal
Products in Asia or otherwise outside the Territory exclusively through       .

      2. Price, Delivery, Title and Risk. (a) Regarding Sun Hill's purchase of
Seasonal Products from       , Sun Hill shall pay        the prices for the
Agreement Products as shall be determined from time to time by the parties utilizing a letter of credit, or other acceptable means of payment. Each
shipment by        shall include an invoice properly detailed, itemized and
prepared based on the prices for the Agreement Products then in effect. Risk of loss and title to the Agreement Products shall pass to Sun Hill upon delivery
F.O.B.          . The delivery of the Agreement Products herein specified may be
delayed or canceled by        without liability to Sun Hill, by reason of Acts
of God, strikes or other labor disturbances, fires, accidents, delays of carriers, shortage of supplies or labor, trade embargo, or from other cause
beyond          control.

            (b) Regarding          purchase of Seasonal Products directly from
Sun Hill,        shall pay Sun Hill the prices for any of the Sun Hill Seasonal
Products as may be agreed to by the parties. Further, delivery, title and risk of loss shall also be upon such terms and conditions as may be agreed to by the parties.

      3. Packaging. All products purchased by one party from the other shall be specifically packaged in accordance with such purchasing party's specifications, or as otherwise may be agreed to by the parties.

      4. Mutual Showroom Facility Use. At all times that this Agreement is in
force and effect,        shall, and without receiving compensation therefor,
permit Sun Hill to utilize up to 1,000 square feet of its showroom facility
located at ________________          for the purposes of promoting Sun Hill's
own Seasonal Products and the Agreement Products. Conversely, at all times that this Agreement is in force and effect, Sun Hill shall, and without receiving
compensation therefor, permit        to utilize up to ________ square feet of
its showroom facility located in The Toy Building at 200 Fifth Avenue, New York, New York for the purposes of promoting Sun Hill's Seasonal Products and the Agreement Products. Upon the expiration or termination of this Agreement, the parties shall each promptly vacate the other's showroom facilities.

      5. Right of First Refusal Regarding Source of Supply. In the event that Sun Hill would like to source the manufacture and supply of any of
its proprietary or other Seasonal Products from Asia, then        shall be
provided the right of first refusal to make an arrangement for the manufacture and supply to Sun Hill of such Seasonal Products. Any such arrangement which is
proposed by        to Sun Hill shall be competitive in price, quality and other characteristics as are then available in other countries in Asia.



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      7. Mutual Indemnity. Each party hereby agrees to indemnify and hold the other party together with such other party's agents, affiliates and employees and their respective successors and assigns harmless from and against any and all expenses (including, without, limitation, reasonable attorneys' fees and disbursements), losses, claims, damages or liabilities which are incurred by a party and caused by, or in any way resulting from or relating to, (i) the other party's failure to carry out any or all of its obligations under this Agreement;
(ii) the other party's breach of any of the representations, warranties, covenants or agreements set forth in this Agreement or (iii) the other party's negligent manufacture, packaging or shipment of any Agreement Product or Seasonal Product sold hereunder.

      8. Representations and Warranties of the Parties. (a)        hereby
represents and warrants to Sun Hill as follows:

            (i) that the sale and/or use of the Agreement Products, to the best
of          knowledge, does not infringe any patent, trademark, copyright, trade secret or other intellectual property right of any third party;

            (ii) that it will comply with all applicable laws relating to the manufacture, sale and distribution of the Agreement Products;

            (iii) that the Agreement Products shall be of good and merchantable quality;

            (iv) that it will refer all sales inquiries regarding the sale of Seasonal Products in the Territory to Sun Hill for processing and fulfillment;

            (v) that it will deliver all of the Agreement Products in a timely fashion and in the event delivery is not made by the date required by Sun Hill as a final date, then Sun Hill shall have the right to find a replacement source of supply (within or without Asia) for the Agreement Products that were the subject of the late delivery;

            (vi) that it has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement
constitutes the valid, legal and binding obligations of        in accordance
with their respective terms. The execution of this Agreement and the consummation of the transactions contemplated herein will not result in any breach of any terms, conditions or provisions of or constitute a default under
or conflict with any agreement or other instrument to which        is a party or
by which        may be bound.

      (b) Sun Hill hereby represents and warrants to        as follows:


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            (i) that the sale and/or use of any of the Seasonal Products in Sun
Hill's product lines, to the best of Sun Hill's knowledge, do not infringe any patent, trademark, copyright, trade secret or other intellectual property right of any third party;

            (ii) that it will comply with all applicable laws relating to the manufacture, sale and distribution of Seasonal Products in the Sun Hill product lines;

            (iii) that Sun Hill's Seasonal Products shall be of good and merchantable quality;

            (iv) that it has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid, legal and binding obligations of Sun Hill in accordance with their respective terms. The execution of this Agreement and the consummation of the transactions contemplated herein will not result in any breach of any terms, conditions or provisions of or constitute a default under or conflict with any agreement or other instrument to which Sun Hill is a party or by which Sun Hill may be bound.

      9. Termination. (a) This Agreement may, at a party's option and upon written notice to the other, be immediately terminated at any time prior to the expiration of the Term or any Renewal Period, as the case may be, as follows:

            (i) If a party shall be in breach of any of its obligations under this Agreement and, after thirty (30) days from receiving notice thereof from the other, such party fails to cure such breach;

            (ii) If a party shall dissolve, wind-up its affairs or seek bankruptcy protection under applicable laws;

            (iii) If, in the case of
or a majority of them, at any time fail to control the management, business and
operations of       , then this Agreement may be terminated by Sun Hill;

            (iv) If, in the case of Sun Hill, Mr. Benson Zinbarg ceases to be the President and Chief Executive Officer at any time, then this Agreement may
be terminated by       ;

            (v) If a party's business or assets are seized, sequestered, confiscated or expropriated by judicial process or otherwise; and

            (vi) If a court, governmental or other administrative order is issued to suspend or terminate a party's business with respect to any of the Agreement Products.

      (b) Termination by either party shall in no way be deemed to be or construed as a restriction, limitation or waiver of such party's rights to pursue any additional remedy at law or in equity.


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      (c) The rights and obligations of the parties set forth in Sections 7,
9(b), 9(c) 9(d) 11, 12, 17 and 18 shall survive the termination or expiration of this Agreement.

      (d) Upon termination of this Agreement whether by expiration or pursuant
to subsection (a) of this Section, then       , with respect to the Agreement
Products or other Seasonal Products (X) shall cease the sale of any and all Sun Hill Seasonal Products or any other products which are proprietary to Sun Hill throughout the world and (Y) not, for a period of five (5) years, sell any products (including, but not limited to, Seasonal Products) in the Territory to any customer that purchased Agreement Products or Seasonal Products from Sun
Hill during the Term or any Renewal Period. If        wishes to make any such
sales, then it hereby agrees to compensate Sun Hill by way of a         percent
( %) commission on "Net Sales" to any such customers in the Territory. For purposes of this Section, "Net Sales" shall mean gross sales of such product, less returns.

      10. Transfer, Assignment and Delegation. This Agreement including, without limitation, the representations, warranties, covenants and agreements contained herein, shall inure to the benefit of and be enforceable by the respective parties hereto and their respective successors, assigns and transferees, provided, however, that no party's rights or obligations may be assigned or delegated, respectively, without the prior written consent of the other party, which consent may be withheld in such party's sole discretion except that in the case of either a sale of all or substantially all of the assets of Sun Hill or the merger of Sun Hill with and into a successor corporation, then no such prior
written consent from        shall be required and such successor in interest by
virtue of such sale or merger, as the case may be, shall automatically be delegated Sun Hill's responsibilities hereunder and have all of the rights and benefits afforded to Sun Hill hereunder.

      11. Confidentiality. Sun Hill and        agree not to use and to maintain
in strict confidence any proprietary or financial information, including, but not limited to, customer lists, product costing and methods of manufacture, provided by either party to this Agreement to the other, or other information
subsequently developed jointly by Sun Hill and       , for any other purpose
except as intended by this Agreement. Sun Hill and        agree that they will
not disclose any such confidential or proprietary information or use any such information during the Term, any Renewal Period and thereafter.

      12. Equitable Relief. Each of Sun Hill and        hereby acknowledge that
each may have no adequate remedy at law in the event of any actual or threatened violation(s) of certain of the provisions of this Agreement including, but not limited to, Section 11. Therefore, each party shall be entitled to a decree or order by any court of competent jurisdiction enjoining such threatened or actual violation(s) of this Agreement by the other party, such relief to be available without the necessity of posting bond, cash or other value. Such decree or order, to the extent appropriate, shall specifically enforce full performance of this Agreement by the party against whom enforcement is being sought. Enforcement of any remedy hereunder shall not reduce or adversely affect any other remedy which may be available to a party in law or equity and nothing herein shall prevent a party from otherwise seeking injunctive or other relief hereunder.


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      13. Notices. All notices between parties shall be in writing and be delivered by telecopier, receipt acknowledged, or by overnight courier service. All notices delivered by telecopier or overnight courier service shall be deemed to be delivered upon receipt.


         All notices to        shall be given to:


         All notices to Sun Hill shall be given to:

                  Mr. Benson Zinbarg
                  President
                  Sun Hill Industries, Inc.
                  48 Union Street
                  Stamford, Connecticut U.S.A. 06906
                  Tel. (203) 324-7550
                  Fax (203) 356-9233

                  With a copy to:

                           Paul V. Greco, Esq.
                           Aieta & Greco
                           73 Spring Street, Suite 601
                           New York, New York U.S.A. 10012-5802
                           Tel. (212) 334-1222
                           Fax (212) 334-1278

      14. Headings and Captions. The headings and captions contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

      15. Entire Agreement. This Agreement and the documents executed in connection herewith shall serve as a final integration and expression of all
agreements between        and Sun Hill with respect to the subject matter
hereof, and any previous agreement, representation or warranty, whether oral, written, shall have no force and effect.


      16. Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the United States of America as well as the internal laws of the State of Connecticut without reference to conflict of laws principles.

      17. Consent to Jurisdiction.        hereby expressly consents to the
jurisdiction of the District Court of the District of Connecticut, the District Court of the Southern District of New York as well as any State Court in the State of Connecticut to resolve any dispute arising hereunder. Further, and in
connection with such jurisdictional consent,        hereby expressly waives the
defense of forum non-conveniens.


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      18. Survival of Representations. All representations, warranties, covenants, disclaimers, acknowledgments and agreements made by the parties hereto shall be considered to have been relied upon by the parties hereto and shall survive the execution, performance and delivery of this Agreement and all other documents contemplated herein.

      19. Further Assurances. Each of the parties hereto agrees to execute and deliver or cause to be executed and delivered all such instruments and to take all such action as the other party may reasonably request in order to effectuate the intent and purposes of and to carry out the terms of this Agreement.

      20. Amendments. No amendments of any provision of this Agreement shall be effective unless it is in writing and signed by both parties, and no wavier of any provision of this Agreement nor consent to any departure by a party therefrom, shall be effective unless it is in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purposes for which given.

      21. Invalidity. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or
obligations of Sun Hill or        under this Agreement will not be materially
and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom and, (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

      22. Headings. The headings of the sections of this Agreement are for informational purposes only, do not constitute a part of this Agreement and shall not effect the interpretation hereof.

      23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.



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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                      SUN HILL INDUSTRIES, INC.


                                      By: /s/ Benson Zinbarg
                                          -----------------------------
                                              Benson Zinbarg, President





                                      By: /s/
                                          ----------------------------
                                                                   , A
                                             Duly Authorized Signatory


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                                    EXHIBIT A

                               AGREEMENT PRODUCTS


   Product                Description                 Sales Price
   -------                -----------                 -----------